Exhibit 10.7

CONTAINER APPLICATIONS INTERNATIONAL, INC.

REGISTRATION RIGHTS AGREEMENT

December 29, 2006

TABLE OF CONTENTS

1.	Registration Rights		1
	1.1	Definitions	1
	1.2	Request for Registration	2
	1.3	Company Registration	4
	1.4	Form S-3 Registration	5
	1.5	Obligations of the Company	7
	1.6	Information from Holder	8
	1.7	Expenses of Registration	8
	1.8	Delay of Registration	8
	1.9	Indemnification	9
	1.10	Reports Under the 1934 Act	11
	1.11	Assignment of Registration Rights	12
	1.12	Limitations on Subsequent Registration Rights	12
	1.13	Market Stand-off Agreement	12
	1.14	Termination of Registration Rights	13

2.	Miscellaneous		13
	2.1	Legend	13
	2.2	Successors and Assigns	13
	2.3	Governing Law	14
	2.4	Counterparts	14
	2.5	Titles and Subtitles	14
	2.6	Notices	14
	2.7	Entire Agreement; Amendments and Waivers	14
	2.8	Severability	15
	2.9	Aggregation of Stock	15
	2.10	Expenses	15

EXHIBIT A    Schedule of Stockholders

CONTAINER APPLICATIONS INTERNATIONAL, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of the 29th day of December, 2006, by and among Container Applications International, Inc., a Nevada corporation (the “Company”), and the stockholders listed on Schedule A hereto (collectively the “Majority Stockholders”).

RECITALS

WHEREAS, the Company has issued certain shares of its capital stock to the Majority Stockholders and has agreed to provide certain registration rights to the Majority Stockholders with respect to the Company’s Common Stock as more fully set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Registration Rights

1.1 Definitions

For purposes of this Agreement:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) The term “Holder” means any person, including the Majority Stockholders, owning of record or having the right to acquire Registrable Securities or any assignee of record thereof to whom registration rights are assigned in accordance with Section 1.11.

(d) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(e) The term “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f) The term “Registrable Securities” means all shares of Common Stock now held or hereafter acquired by any party hereto or its successors or assigns, whether pursuant to conversion or exercise of securities convertible into Common Stock or options, warrants or other rights to subscribe for Common Stock or otherwise, and any other common equity securities of the Company issued in exchange for, upon a reclassification of, or in a distribution with respect to, the Common Stock; provided, that Registrable Securities shall not include shares of Common Stock that have been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, including sales made pursuant to Rule 144 promulgated under the Act, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(g) The term “SEC” shall mean the Securities and Exchange Commission.

1.2 Request for Registration

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the date hereof, a written request from the Holders of thirty percent (30%) or more of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $5,000,000 (net of underwriting discounts and commissions) then the Company shall, promptly but not later than twenty (20) days after the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (and the Company, if applicable) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders), provided, however, that the Holders of the Registrable Securities shall have the right to allocate the number of shares that may be included in the underwriting by providing notice of the allocation to the Company (which allocation may be modified by such Holders at any time), provided, further however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration and in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be completely excluded if the underwriters make the determination described above and no other stockholder’s securities are included. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

(1) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction, and except as may be required under the Act; or

(2) after the Company has effected three (3) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(3) during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of the filing of, and ending on the date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all best efforts to cause such registration statement to become effective; or

(4) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(5) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3 Company Registration

(a) If the Company proposes to register (including for this purpose a registration initiated by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering for cash of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, notify each Holder in writing at least forty-five (45) days prior to such registration, provided, however, that with respect to the Company’s initial public offering, the Company must notify each Holder in writing only twenty (20) days prior to such registration. Upon the written request of each Holder given within fifteen (15) days after delivery of such notice by the Company in accordance with Section 2.6, the Company shall, subject to the provisions of Section 1.3(c), use all best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

Each Holder’s written request shall state the number of Registrable Securities such Holder wishes to include in such registration statement. Holders that do not elect to participate in any registration and underwriting under this Section 1.3 shall nevertheless continue to have the right to include any Registrable Securities in subsequent registrations and underwritings to which this Section 1.3 is applicable.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Underwriting Requirements. The Company shall not be required to include in any registration and underwriting to which this Section 1.3 is applicable, the Registrable Securities of any Holder that fails to execute the underwriting agreement entered into between the Company and the underwriter or underwriters selected by it. In addition, the Company shall be required to include in the offering only that number of Registrable Securities that the underwriters determine in good faith will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be completely excluded if the underwriters make the determination described above and no other stockholder’s securities are included, or (ii) the number of shares of Registrable Securities to be included in such underwriting be reduced unless all other securities (other than those of the Company) are first entirely excluded from the underwriting.

(d) No Demand Registration. Registration pursuant to this Section 1.3 shall not be deemed to be a request for registration as described in Section 1.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.3.

(e) Rule 144. The Company shall not have to effect a registration pursuant to this Section 1.3 as to any Holder, such time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any four (4) week period without registration in compliance with Rule 144 of the Act.

1.4 Form S-3 Registration

In case the Company shall receive from the Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) use all best efforts to effect, as soon as reasonably practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(1) if Form S-3 is not available for use by the Company with respect to such offering by the Holders;

(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000 (net of underwriting discounts and permissions);

(3) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4, provided, however, that the Company shall not utilize this right more than twice in any twelve (12) month period and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; or

(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.4.

1.5 Obligations of the Company

Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary or advisable to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above;

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange and/or quoted on each broker-dealer network on which similar securities issued by the Company are then listed and/or quoted;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (x) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (y) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.6 Information from Holder

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.7 Expenses of Registration

All expenses other than underwriting discounts, commissions and stock transfer taxes incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees of one special counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

1.8 Delay of Registration

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification

In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary or final prospectus contained therein, and any amendments, supplements or exhibits thereto, or in any state “blue sky” filing required in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, provided, however, that the indemnity agreement contained in this Section l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person claiming such indemnification pursuant to the terms thereof, and provided further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, each selling Holder will severally but not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and each such Holder will reimburse any person intended to be indemnified pursuant to this Section l.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this Section l.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties, provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided, however, that no contribution from any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the gross proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10 Reports Under the 1934 Act

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 (or any successor rule promulgated under the Act “Rule 144”), at all times after the effective date of the initial public offering of the Company’s equity securities,

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights

The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a partner, limited partner or retired partner of a Holder that is a partnership, (ii) is a member or retired member of any Holder that is a limited liability company, (iii) is a spouse, sibling, lineal descendant or ancestor of a Holder, or any trust established for the benefit of a Holder or any spouse, sibling, lineal descendant or ancestor of a Holder, (iv) is an affiliate of the Holder, as that term is defined in Rule 405 of the Securities Act, (v) is a Holder prior to such assignment,, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below, and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12 Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority in interest of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder: (a) to include such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included, or (b) to demand registration of their securities, or (c) to exercise other registration rights that are pari passu or senior to those granted to the Holders hereunder.

1.13 Market Stand-off Agreement

Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred and eighty (180) days) following the effective date of the registration statement for such offering, if so required by the underwriters of such offering, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.14 Termination of Registration Rights

All registration rights granted under this Agreement shall terminate and be of no further force and effect five (5) years after the closing of the Company’s Initial Public Offering. For purposes of this section 1.14, Initial Public Offering means the initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

2. Miscellaneous

2.1 Legend

Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, AND MAY NOT BE SOLD, TRANSFERRED OR ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.”

2.2 Successors and Assigns

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.3 Governing Law

This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed under the laws of the State of California, as applied to agreements among California residents entered into and to be performed entirely within California without giving effect to principles of conflicts of law.

2.4 Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

2.5 Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.6 Notices

Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively delivered (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one (1) business day after deposit with a reputable overnight courier, prepaid for overnight deliver and addressed as set forth in (d), or (d) three (3) days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the exhibits hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other party given in the foregoing manner.

2.7 Entire Agreement; Amendments and Waivers

This Agreement (including the exhibits hereto) and the documents referred to herein constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants, except as specifically set forth herein or therein. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, each future Holder of any Registrable Securities and the Company.

2.8 Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.9 Aggregation of Stock

All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

2.10 Expenses

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:
CONTAINER APPLICATIONS
INTERNATIONAL, INC.

By:	/s/ Masaaki Nishibori
Masaaki Nishibori, Chief Executive Officer

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STOCKHOLDER:

HIROMITSU OGAWA

By:	/s/ Hiromitsu Ogawa
Name:	Hiromitsu Ogawa
Title:

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OGAWA FAMILY TRUST, DATED 7/06/98

By:	/s/ Hiromitsu Ogawa
Name:	Hiromitsu Ogawa
Title:

OGAWA FAMILY LIMITED PARTNERSHIP

By:	/s/ Hiromitsu Ogawa
Name:	Hiromitsu Ogawa
Title:

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF EXISTING STOCKHOLDERS

Hiromitsu Ogawa

Ogawa Family Trust dated 7/06/98

Ogawa Family Limited Partnership